Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

ASSERTIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share (“Common Stock”), to be issued under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”)	Rule 457(a) (2)	4,150,000 (3)	$6.20	$25,730,000	$110.20 per $1,000,000	$2,835.45
	Common Stock to be issued pursuant to stock options granted as inducement awards under the Inducement Award Program	Rule 457(a) (4)	58,572 (5)	$4.64	$271,774.08	$110.20 per $1,000,000	$29.95
	Common Stock to be issued pursuant to equity awards to be granted as inducement awards under the Inducement Award Program	Rule 457(a) (2)	500,000 (6)	$6.20	$3,100,000	$110.20 per $1,000,000	$341.62
Total Offering Amounts					$29,101,774.08		$3,207.02
Total Fee Offsets							—
Net Fee Due							$3,207.02

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock of Assertio Holdings, Inc. (the “Registrant”) that become issuable under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”) or the Inducement Award Program.
(2)	Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market LLC on May 8, 2023.
(3)	Represents 4,150,000 shares of Common Stock reserved for issuance under the 2014 Plan.
(4)	Estimated in accordance with Rule 457(h) of the Securities Act based on the weighted average exercise price of the stock options.
(5)	Represents 58,572 shares of Common Stock underlying stock options granted as inducement awards under the Company’s Inducement Award Program to certain employees as an inducement to commencement of employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Exception”).
(6)	Represents 500,000 shares of Common Stock issuable pursuant to future equity awards that may be granted under the Company’s Inducement Award Program as inducement awards pursuant to the Inducement Exception.